INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated May 28, 1999, appearing in the Annual Report on Form 10-K of Sitek, Incorporated for the period ended March 31, 1999.


McGladrey & Pullen, LLP

Phoenix, Arizona
March 31, 2000